UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2014

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36212	75-3264870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway—6th Floor

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 515-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 28, 2014, Christopher T. Metz and Jason Neimark each resigned from the board of directors (the “Board”) of Vince Holding Corp. (the “Company”) and from the compensation committee and nominating and corporate governance committee of the Board, effective April 28, 2014. In connection with his resignation from the Board, Mr. Metz resigned from his position as the chairman of the Board and as the chairman of the compensation and nominating and corporate governance committees of the Board. Neither Mr. Metz’s nor Mr. Neimark’s resignation involved a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(d)

On April 28, 2014, pursuant to the Company’s certificate of incorporation, Sun Cardinal, LLC, an affiliate of Sun Capital Partners, Inc., appointed T. Scott King and Jonathan H. Borell to the Board, effective April 28, 2014. Mr. King and Mr. Borell will fill the vacancies created by Mr. Metz’s and Mr. Neimark’s resignations.

On the same day, pursuant to the Company’s certificate of incorporation, Sun Cardinal, LLC expanded the size of the Board to nine members and appointed Marc Leder to the Board, effective April 28, 2014, to fill one of the vacancies created by the increase in the size of the Board.

Mr. King will serve on the compensation committee and the nominating and corporate governance committee of the Board. Mr. Borell will serve on the nominating and corporate governance committee of the Board.

Mr. Leder is the Co-Chief Executive Officer of, Mr. King is a Managing Director of, and Mr. Borell is a Principal of, Sun Capital Partners, Inc., who, through certain of its affiliates (together with Sun Capital Partners, Inc., the “Sun Entities”), beneficially owns a majority of the Company’s common stock. Additionally, Mr. Leder beneficially owns 50% of the equity interests of each of Sun Capital Partners V, Ltd. and Sun Cardinal Securities, LLC, which control certain of the Sun Entities that hold the majority of the Company’s common stock.

Pursuant to the Company’s certificate of incorporation, so long as the Sun Entities beneficially own at least 30% of the then outstanding shares of the Company’s common stock, Sun Cardinal, LLC has the right to designate a majority of the members of the Board, to fix the size of the Board and to designate the chairman of the Board and the chairman of each committee of the Board.

As of the effective date of their appointment, none of Mr. King, Mr. Borell or Mr. Leder will receive any compensation for their directorship at the Company.

Item 8.01	Other Events.

In connection with the resignations of Mr. Metz and Mr. Neimark, Sun Cardinal, LLC appointed Jill Granoff, the Chief Executive Officer of the Company, as the chairman of the Board and Mark Brody as the lead independent director. In addition, Sun Cardinal, LLC appointed Eugenia Ulasewicz as the chairman of the compensation committee of the Board and Jerome Griffith as the chairman of the nominating and corporate governance committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

By	/s/ Jay L. Dubiner
Jay L. Dubiner
Senior Vice President, General Counsel & Secretary

Date: April 28, 2014

3